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                                                                      EXHIBIT 11

                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                         JUNE 30,                JUNE 30,
                                                                   --------------------    --------------------
                                                                     2000        1999        2000        1999
                                                                   --------    --------    --------    --------

                  Income Applicable to Common Stock:
                    Net income                                     $  4,416    $  5,332    $  4,705    $  9,063
                                                                   ========    ========    ========    ========

                  Weighted Average Shares:
                    Common shares                                    16,474      17,388      16,721      16,934
                    Common share equivalents applicable to
                      stock options outstanding                          29         549          84         588
                                                                   --------    --------    --------    --------
                  Weighted average common and common
                      equivalent shares outstanding during
                      the period                                     16,503      17,937      16,805      17,522
                                                                   ========    ========    ========    ========

                  Per Share Amount:
                    Net income:
                          Basic                                    $   0.27    $   0.31    $   0.28    $   0.54
                                                                   ========    ========    ========    ========
                          Diluted                                  $   0.27    $   0.30    $   0.28    $   0.52
                                                                   ========    ========    ========    ========